Exhibit 99.2

Fiscal Q313 Results November 5, 2013

Forward-Looking Statements 1 Forward Looking statements in this presentation regarding our expected restaurant sales growth, new restaurant openings, brand transformation initiative, future economic performance, costs and capital expenditures and investments, certain statements under the heading “2013 Outlook -- Financials” and all other statements that are not historical facts, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believerd by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as “expect,” “believe,” “anticipate,” “intend,” “plan,” “continue,” or “estimate,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. We undertake no obligation to update such statements to reflect events or circumstances arising after such date, and we caution investors not to place undue reliance on any such forward-looking statemnts. Forward-looking statements involves risks and incertainties that could cause actual results to differ materially from those described in the statemnts based on a number of the factors, including but not limited to the following: the effectiveness of the Company’s marketing strategies, loyalty program and guest count initiatives to achieve  restaurant sales growth; the ability to fulfill planned expansion; the cost and availability of key food products; labor and energy; the ability to achieve anticipated revenue and cost savings from our anticipated new technology systems and other initiatives; availability of capital or credit facility borrowings; the adequacy of cash flows or available debt resources to fund operations and growth opportunities; federal, state and local regulation of our business; and other risk factors described from time to time in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission. This presentation may also contain non-GAAP financial information. Management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of our financial performance. identifying trends in our results and providing meaningful period-to-period comparisons.  For a reconciliation of non-GAAP measures presented in this document, see the Appendix of this presentation.

Comp sales up 5.7%, Guest traffic up 1.1% Total restaurant revenues increased 8.1% Restaurant-level operating profit margin increased 70 bps to 20.4% EPS $0.32 compared to $0.24 in Q312 Q313 Headlines 2

Brand Transformation 3

“24 Burgers. A Million Reasons” FPO 4

Summer Promo 5

Octoberfest-inspired Fall Lineup 6

Financial Update 7

Q313 Q312 Change Restaurant revenue $226.8 million $209.8 million +8.1% Total company revenue $230.7 million $213.3 million +8.1% Company-owned comp revenues +5.7% Price/mix: +4.6% Guest counts: +1.1% +1.1% Price/mix: +0.3% Guest counts: +0.8% Franchised comp revenues U.S.: +4.8% Canada: +4.1% U.S.: +0.1% Canada: +5.3% Company avg. weekly revenues/unit* - total $55,029 $52,779 +4.3% Company avg. weekly revenues/unit* - comp $54,998 $52,026 5.7% Company operating weeks 4,108 3,959 +3.8% Red Robin’s Burger Works® operating weeks 60 45 +22.4% Company revenue/sq.ft.(TTM) $437 $421 3.8% Q313 Sales Highlights *Includes Company-owned casual dining restaurants only 8

Comparable Sales Growth 9

Leading RLOP Margins 10

RLOP Margin Improvement Change over prior year, in bps 11

Line Item % of Restaurant Revenues Q313 % of Restaurant Revenues Q312 Favorable (Unfavorable) Cost of Sales 25.2% 24.8% (40 bps) Labor 33.8% 34.2% 40 bps Other Operating 13.0% 13.5% 50 bps Occupancy 7.6% 7.8% 20 bps Restaurant Level Operating Profit (Non-GAAP) 20.4% 19.7% 70 bps Q313 Restaurant Results 12

Adjusted EBITDA $ in millions 13 $83.3 million YTD 2013

Adjusted Net Income $ in millions 14 See slide 21 for reconciliation of non-GAAP Adjusted Net Income to Net Income

Adjusted Earnings Per Diluted Share Note: Fiscal Q4 2012 contained 13 weeks compared to 12 weeks in 2011 15 See slide 21 for reconciliation of non-GAAP Adjusted Earnings Per Diluted Share to Earnings Per Diluted share +18.2% YTD 2013

2013 Outlook – Financials Capital investments approximately $75 million Open 21 new company-owned Red Robin® restaurants plus 1 Red Robin’s Burger Works® Comparable restaurant revenue growth of close to 4.0% versus 2012 RLOP margins approximately 21.7% G&A costs expected to exceed $92 million 16

Appendix 17

Cash Flow from Operations $ in millions 18

Category % of Total COGS in Q3 2013 Market vs. Contract Hamburger 13.9% Market Steak Fries 10.8% 100% contract through 10/14 Poultry 10.4% 100% contract through 12/13 Produce 7.4% Tomatoes and lettuce 100% contract through 9/14 Bread 6.5% 100% contract through 12/13 Cheese 5.3% 60% contract 10/13 to 12/13 25% contract 1/14 to 6/14 Meat 4.9% 100% contract through 11/13 on bacon, 100% contract through 6/14 on prime rib Fry oil 2.7% 100% contract through 6/14 Q313 Commodity Update 19

Adjusted EBITDA Reconciliation to Net Income 2011 2012 2013 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Net income as reported $8,708 $6,895 $2,069 $2,905 $10,558 $7,748 $3,533 $6,492 $9,480 $11,139 $4,661 Adjustments to net income: Income tax expense (benefit) 1,132 663 (369) 85 3,356 2,408 1,210 1,552 2,977 3,576 1,517 Interest expense, net 1,353 1,474 1,523 1,473 1,833 1,223 1,041 1,217 1,052 623 558 Depreciation and amortization 17,111 12,634 13,006 12,521 16,652 12,532 13,284 13,000 17,834 13,319 13,436 Non-cash stock-based compensation 858 623 696 1,142 1,202 1,068 894 644 1,192 1,050 857 Loss on debt refinancing - - - - - - - 2,919 - - - Executive transition & severance 785 902 541 - - - - - - - - Impairment and closure charges - - 1,919 2,418 - - - - - - - Initial gift card breakage (438) - - - - - - - - - - Adjusted EBITDA $29,509 $23,191 $19,385 $20,544 $33,601 $24,979 $19,962 $25,824 $32,535 $29,707 $21,029 20

Reconciliation of Adjusted Net Income to Net Income and Adjusted Earnings Per Diluted Share to Earnings Per Diluted Share 2011 2012 2013 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Net income as reported $ 8,708 $ 6,895 $ 2,069 $ 2,905 $ 10,558 $ 7,748 $ 3,533 $ 6,492 $ 9,480 $ 11,139 $ 4,661 Adjustments to net income: Loss on debt refinancing - - - - - - - 2,919 - - - Executive transition & severance 785 902 541 - - - - - - - - Impairment and closure charges - - 1,919 2,418 - - - - - - - Initial gift card breakage (438) - - - - - - - - - - Income tax expense of adjustments (34) (302) (846) (1,208) (1,020) - - - Adjusted net income $ 9,021 $ 7,495 $ 3,683 $ 4,115 $ 10,558 $ 7,748 $ 3,533 $ 8,391 $ 9,480 $ 11,139 $ 4,661 Diluted net income per share: Net income as reported $ 0.56 $ 0.44 $ 0.14 $ 0.20 $ 0.71 $ 0.52 $ 0.24 $ 0.45 $ 0.66 $ 0.77 $ 0.32 Adjustments to net income: Loss on debt refinancing - - - - - - - 0.20 - - - Executive transition & severance 0.05 0.06 0.04 - - - - - - - - Impairment and closure charges - - 0.12 0.16 - - - - - - - Initial gift card breakage (0.03) - - - - - - - - - - Income tax expense of adjustments - (0.02) (0.06) (0.08) (0.06) - - - Adjusted earnings per share - diluted $ 0.58 $ 0.48 $ 0.24 $ 0.28 $ 0.71 $ 0.52 $ 0.24 $ 0.59 $ 0.66 $ 0.77 $ 0.32 21